Exhibit 10.48

Appendix III
Agreement on Import Payment
Agreement No: 2011 Xinyong Zhongshan Daifu DF001

Party A (Applicant for import payment): Ningbo Keyuan Plastics Co., Ltd.
Address: Qingzhi Village, Beilun District, Ningbo City
Postal code: 315803
Tel: 86232932
Fax: 86232932
Legal Representative: Tao Chunfeng
Opening Bank and Bank Account:

Party B: Ningbo Brach of China CITIC Bank Corporation Limited
Address: No.36, Zhenming Road, Ningbo City
Postal Code: 315010
Tel:
Fax:
Legal Representative: Xia Nianlu
Opening Bank and Bank Account:

Place of contract signing: No. 36, Zhenming Road
Date of contract signing: August 4, 2011

For the purpose of performing Party A’s (i.e. the importer and applicant for import payment) responsibility of foreign payment under the import contract, Party A applies to Party B for import refinancing amount, and the Agreement is made by and entered into through equal negotiation between parties to clarify respective responsibilities.
Import payment mentioned herein refers to the business that Party A commissions Party B to guarantee that Party A will duly and fully reimburse the third bank (hereinafter referred to as “paying bank agent”), who pays the payable import funds for Party A, for the same, during the process of Party A’s performance of its obligation of foreign payment under the import contract by going through such settlement means as import L/C, import collection and T/T payment with Party B. Party A shall, within the agreed period, through Party B reimburse the paying bank agent for all the funds paid thereby for Party A and the corresponding expenses or reimburse Party B for all the funds paid thereby for the purpose of fulfilling its guaranty obligation and the relevant expenses.

Article 1 Granted credit amount for import payment
(1)Party A’s maximum amount of import payment determined by Party B in accordance with China Citic Bank’s credit-granting requirements and systems is as follows:
Currency: USD
Amount (Capitalized): ELEVEN MILLION US DOLLARS
Amount (Arabic numbers): USD 11,000,000.00
Such credit amount may be valid from August 4, 2011 to September 4, 2012, and only the application for import payment put forward by Party A hereunder within such period will be accepted by Party B.
(2) Party A may re-use such granted credit amount within the valid period under the Agreement, on the condition that Party A shall separately apply to Party B for each import payment, and Party B may, after examination and approval of each application, instruct the paying bank agent to pay for Party A and provide corresponding guarantees. Party B is not obliged to allow Party A to use such granted credit amount.
Article 2 Guarantees for credit-granting of import payment
Party A agrees to provide one or several of the following guarantees (optional) as the counter-guarantees for Party A’s obtaining of the granted credit of import payment:
☐ Security;
☐ Suretyship    No. _________ Suretyship Contract is signed and entered into between and by the surety_____ and Party B;
☐ Pledge    No. _________ Pledge Contract is signed and entered into between and by the pledgor _____ and Party B;
☐ Mortgage   No. _________ Mortgage Contract is made by and entered into between and by the mortgager_____ and Party B;
☑ Maximum suretyship   No. 2011 Xinyong Zhongshanyin Zuibao Zixu 113004 Maximum Suretyship Contract is made by and entered into between and by the surety Ningbo Litong Petroleum & Chemical Corporation and Party B;

☐ Maximum mortgage  No.              Maximum Mortgage Contract is made by and entered into between and by the mortgagor           and Party B;
☐ ______________________________________________________________________.
Article 3 Prerequisites for import payment
(1) Before concluding the Agreement, Party A shall, in accordance with Party B’s rules and systems, open a settlement account with Party B for settlement of import payment hereunder.
(2) Party A has provided, as requested by Party B, the signature card, copy of business license or other materials which is consistent with original thereof, and the signatory’s valid letter of authorization.
(3) The said security at the agreed amount herein has been paid or the said guarantee contract has been signed and relevant formalities have been completed.
(4) Party A truthfully fills out and submits the Application for Import Payment according to the actual circumstances where Party A applies to Party B for import payment, and provides the transaction agreement under the Application and other documents and materials specified by Party B.
(5) All the promises and guarantees made by Party A herein are authentic, accurate and complete.
After fulfillment of the said prerequisites, Party B will, according to laws and regulations and China Citic Bank’s rules and systems, examine carefully Party A’s qualification, asset credit, transaction agreement and application for import payment, and based on such examination, Party B is entitled to determine whether to accept Party A's application.
Detailed information on the import payment hereunder shall be based on each Application for Import payment separately submitted by Party A and confirmed by Party B through affixing a seal. The Application will serve as the necessary supplement hereto and an integral part hereof, and liabilities under the Application are also the liabilities hereunder; Party A and the guarantor shall separately assume the responsibility of discharging the said liabilities and guaranteeing the payment of such liabilities in accordance with the Agreement and relevant regulations. Any of Party A’s import payment provided by Party B shall be performed under the Application corresponding to such business and the Agreement, and in case of any discrepancy, the said Application shall prevail in the performance of such business. Except as otherwise explicitly agreed in the Application, regulations of the Application inconsistent herewith will only apply to such business corresponding to that application, and will not be deemed as revision hereto or apply to other businesses hereunder.

Article 4 Party A’s representations and warranties
(1) Party A warrants that the materials provided by Party A to Party B are authentic, lawful and effective, that the applied import payment is based on authentic transaction, and that relevant transaction agreements are all authentic, truthful, accurate and complete.
(2) Party A shall deposit all the refinancing funds and other expenses with Party B before the expiration of import payment. Any dispute between Party A and relevant parties of import contract has nothing to do with Party B, and Party A may not refuse to perform any of its obligations hereunder on the strength of such dispute.
(3) Before the expiration of import payment, if Party A is under any of such circumstances or if Party B has reasons to think that Party A is under any of such circumstances as its business conditions are seriously deteriorating, it loses its commercial credibility; or other circumstances indicating that it loses or is possible to lose the capacity of full payment of import refinancing funds, Party B is entitled to require Party A to add security to full amount or to provide other full guarantees, and Party A shall, within seven days as of Party B's request, satisfy Party B’s requirement. Otherwise, Party B has the right to take other legal measures as procedural preservation.
Article 5 Party A’s rights and obligations
(1) Party A is entitled to apply to Party B for import payment within the period and under the regulations as agreed herein.
(2) Party A shall, in accordance with relevant regulations of the Agreement and the Application for Import payment, through Party B, reimburse the paying bank agent for the import refinancing funds and the relevant expenses, or reimburse Party B for the funds disbursed by Party B for the purpose of performing its guarantee obligation and the relevant expenses.
(3) Party A shall, at Party B’s request, regularly or from time to time provide Party B with the reports and other documents which can truthfully reflect its operational and financial status.

(4) During the period of expiration of import payment, Party A shall notify Party B in writing of its change of legal person’s name, legal representative, project leader, address, telephone and fax (if any) within seven calendar days of such change.
(5) During the period of expiration of import payment, Party A shall notify Party B in writing at least thirty calendar days in advance and obtain Party B’s prior written consent of any significant change (if any) in its operational policies including but not limited to such decisions as share transference, reorganization, merger, division, shareholding reform, joint venture, cooperation, joint operation, lease, and change of operational scope and registered capital which may influence Party B’s rights and interests, and shall pay off the import refinancing funds or provide the guarantees approved by Party B.
(6) Party A shall actively aid Party B in its investigation and supervision of Party A’s operational status and use of import refinancing funds, and all the expenses incurred to Party A from Party B’s non-cooperation shall be assumed by Party B.
(7) Without Party B’s prior written consent, in no case may Party A transfer (or transfer in a disguised way) its liabilities hereunder in whatsoever manner.
(8) Party A shall notify Party B in writing at least thirty calendar days in advance and obtain Party B’s prior written consent of disposition (if any) of its significant assets or all or major part of its business or business income by means of transference, lease or establishment of guarantee for the liabilities other than those hereunder.
(9) Party A shall immediately notify Party B of the events (if any) which may have significantly adverse influence on the discharge of liabilities hereunder including but not limited to major economic dispute, termination of business, suspense of business, being declared as bankruptcy, winding-up, business license being revoked, being cancelled or financial situation being deteriorating.
(10) If Party A’s surety herein partly or totally losses its capacity of surety for the import refinancing funds hereunder or if the value in the mortgage, pledge or pledge right hereunder decreases, Party A shall provide new guarantees approved by Party B.
Article 6 Party B’s rights and obligations
(1) Party B has the right to examine and supervise Party A's operational status and use of import refinancing funds.

(2) Party B shall keep confidential Party A’s materials, documents and information provided by Party A, except as otherwise specified by laws and regulations and supervision authorities.
(3) Before expiration of the Agreement, in case of noncompliance of the Agreement because of newly revised policies and laws and regulations, or if Party A is under any of such circumstances or if Party B has reasons to think that Party A is under any of such circumstances as its business conditions are seriously deteriorating, it loses its commercial credibility; or other circumstances indicating that it loses or is possible to lose the capacity of full payment of import refinancing funds, Party B is entitled to terminate Party A’s use of the amount hereunder, and ask Party A to immediately pay off all the paid refinancing funds, payable interest, default interest and other expenses. Party B is entitled to directly deduct money from any of Party A’s accounts opened in China Citic Bank to offset Party A’s paid refinancing funds hereunder and other expenses.
Article 7 Liabilities for breach of contract
(1) After the Agreement has come into effect, parties shall separately perform their obligations as agreed herein, and either party who fails to (fully) fulfill the said obligations shall assume liabilities for breach of contract.
(2) After expiration of any import payment hereunder, if Party A fails to reimburse the paying bank agent through Party B for the import refinancing funds and relevant expenses, Party B’s disbursement thereby for the purpose of fulfilling its guarantee obligation will be converted as Party B’s overdue loans to Party A, the default interest of which shall be calculated according to the overdue days and overdue amount, with default interest rate as the loan default interest rate.
(3) After Party B’s disbursement on the expiration of import payment, if Party A fails to pay off such disbursement, Party B may simultaneously take the following remedy measures:
1. Deducting refinancing funds and relevant expenses from Party A’s margin account opened in Party B;
2. Deducting refinancing funds, payable interest and default interest from any of Party A’s accounts opened in any banking establishment of China Citic Bank;
3. Other lawful measures.
(4) Various expenses incurred to Party B from its realization of creditor’s rights (including but not limited to court fee, traveling expense, attorney fee, and disposal fee) shall be assumed by Party A.

Article 8 Enforceable notarization
It is agreed by Party A that Party B may, on the strength of the Agreement, apply to notary public for enforceable notarization. If the funds arising from Party B's service of import payment hereunder and relevant expenses fail to be fully paid on the expiration of import payment, Party B may, on the strength of such notarization, apply to competent people’s court for enforcement. Party A unconditionally and irrevocably accepts people’s court’s lawful enforcement, and waives all of its counter-argument rights.
Article 9 Applicable law
The Agreement shall apply to laws of People’s Republic of China.
Article 10 Settlement of disputes
All the disputes arising from or relating to the Agreement shall be settled through negotiation between parties; if an agreement cannot be reached through negotiation, parties agree to take the first / second measure:
(1)	resorting to _____Arbitration Committee for arbitration; or
(2)	bringing a lawsuit before local people’s court at Party B’s location.
Article 11 Miscellaneous
(1) The Agreement will come into effect upon signature (or seal) of parties’ legal representative/ person-in-charge or their authorized agent and separate official seals.
(2) Any revision and supplement to the Agreement shall be decided in writing through negotiation. Any revision and supplement hereto, appendix hereto, the Application for Import payment and other relevant documents all constitute as a part of the Agreement.
(3) If some provision of this Agreement or part of some provision hereof becomes ineffective at present or in the future, the validity of the other provisions or other parts of the ineffective provision shall remain unaffected.
(4) All the notices, requests and other correspondence sent by Party B to Party A under the Agreement, including but not limited to such official letters as telex, telegram and fax, shall be deemed to have been delivered to Party A upon delivery; official letters sent by registered mail shall be deemed to have been delivered to Party A three days from the time of posting.
(5) This Agreement shall be executed in TWO original copies and is hold respectively by each party for compliance.

(6) Party B has reasonably called Party A’s attention to the provisions of exemption or restriction of its obligations hereunder, and has explained sufficiently relevant provisions as requested by Party A; there is no discrepancy between parties’ understanding of the whole Agreement.
(7) Other matters agreed by parties:
Party A (the Company) agrees to deposit the RMB equivalent of USD11, 000,000 into the Bank (Party B) before the date of September 4, 2011 for one year, and agrees that the Bank (Party B) may block such security until September 4, 2012. It is Party A’s special promise.

Party A (official seal): Ningbo Keyuan Plastics Co., Ltd.
Legal representative (seal): Tao Chunfeng
(or authorized agent)

Party B (official seal): Ningbo Brach of China CITIC Bank Corporation Limited
Legal representative (seal): Xia Nianlu
(or authorized agent)

Date: ___(MM)___(DD)____(YY)           Date: ___(MM)___(DD)____(YY)

Appendix IV
Application for Import Payment (use under the granted amount)
                                         No:
Ningbo Branch of China CITIC Bank Corporation Limited:
In accordance with regulations of No. 2011 Xinyong Zhongshan Daifu DF001 Agreement of Import payment Amount, the Company hereby applies to the Bank for import payment for the purpose of performing its obligation of foreign payment under the import contract.
Detailed Information on the applied import payment is as follows:

Name of exporter: MERCURIA ENERGY TRADING PTE LTD
Name of importer: Ningbo Keyuan Plastics Co., Ltd.
Amount of import payment: USD 11,000,000.00
Agreed refinancing price: 1 year LIBOR + 415 BPS    (or :_____________)
Duration: From the date of August 4, 2011to the date of September 4, 2012, totally: 396 days.
The total amount of import refinancing funds and relevant expenses:

Name of payee: ____________________________________________________
Bank account of payee and opening bank: ________________________________
Account No.:

The Company promises and warranties that:
1. It has chosen one of the following guarantee measures for the application:
☑ it will deposit ___ Yuan, which is 100% of the said applied refinancing funds, into its pledge margin account of the Bank (account No.:___________________).
☐it has signed relevant guarantee contract with the Bank (No.: ____________________).
2. It will fully deposit all the agreed import refinancing funds and relevant expenses into Party A’s designated account opened with Party B at least 3 business days before expiration of bank import payment

Applicant’s seal:
                                        (Below is the bank’s examination and approval)
After examination, the Bank agrees to provide import refinancing service with the applicant, and specific information is as follows:
Import paying amount: USD 11,000,000 Currency: US dollar Expiration of refinance: September 4, 2012 Interest rate: 4.91611% plus the electronic remittance of paying bank: USD 4.00

Bank seal:

(This Application shall be executed in 2 original copies and is hold respectively by each party for compliance.)